UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule14a-12

CLEAN ENERGY TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CLEAN ENERGY TECHNOLOGIES, INC.

1340 Reynolds Avenue, Unit 120

Irvine, CA 92614

NOTICE OF COMBINED 2024 AND 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held APRIL 30, 2025

Dear Stockholders:

Clean Energy Technologies, Inc. (“we”, “us” or the “Company”) cordially invites you to attend our combined 2024 and 2025 annual meeting of stockholders. The meeting will be held virtually on April 30, 2025, at 10:00 a.m. (Pacific time), following registration at https://us02web.zoom.us/meeting/register/jLXAhHtzSsOmY7fA92ySjg, and hosted at 1340 Reynolds Avenue, Unit 120, Irvine, California, 92614.

We did not hold an annual meeting last year, and as such we are holding a combined 2024 and 2025 annual meeting this year.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Company will be held in a virtual meeting format only. The virtual meeting may be accessed following registration at https://us02web.zoom.us/meeting/register/jLXAhHtzSsOmY7fA92ySjg. There is no in-person meeting for you to attend. Once your registration is complete, you can access the Annual Meeting at the links that will be provided following registration. After registration is complete and you have entered the Annual Meeting virtually, the Company will provide you an opportunity to ask questions that are confined to matters properly before the Annual Meeting and of general Company concern. All answers to proper questions received at the meeting will be posted to the Investor Relations page of our website upon conclusion of the meeting. The meeting will begin promptly at 10:00 a.m. (Pacific time). We encourage you to access the virtual meeting prior to the start time. Online access will open approximately at 9:45 a.m. (Pacific time), and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

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At the meeting we will be considering and voting on the following matters:

1.	Electing five directors to the Company’s Board of Directors (the “Board of Directors”), each to serve a term of one year;

2.	Ratification of the appointment of TAAD LLP (“TAAD”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.	To consider a non-binding advisory vote on compensation of our named executive officers.

Stockholders who owned our common stock at the close of business on April 2, 2025 (the “Record Date”), may attend and vote at the meeting. A stockholders list will be available at our offices at 1340 Reynolds Avenue, Unit 120, Irvine, California, 92614, for a period of ten days prior to the meeting. We hope that you will be able to virtually attend the meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials (including the Company’s Annual Report to the stockholders, the Proxy Statement or the form of proxy) via the Internet at https://cetyinc.com/investors/ or request a printed set of the proxy materials by contacting our main office at (949) 273-4990. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice contains a control number that you will need to vote your shares. Please keep the Notice for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. See “How do I cast my vote?” in the Proxy Statement for more details.

We look forward to seeing you at the meeting.

By order of the Board of Directors,

/s/ Kambiz Mahdi
Kambiz Mahdi
Chief Executive Officer

Irvine, California
April 14, 2025

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CLEAN ENERGY TECHNOLOGIES, INC.

1340 Reynolds Avenue, Unit 120,

Irvine, CA 92614

PROXY STATEMENT

GENERAL INFORMATION

Clean Energy Technologies, Inc. (“Clean Energy Technologies,” “we,” “us”, “our” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at our combined 2024 and 2025 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) to be held virtually on April 30, 2025, at 10:00 a.m. (Pacific time), at 1340 Reynolds Avenue, Unit 120, Irvine, California, 92614, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on April 14, 2025. You are invited to attend the Annual Meeting and are requested to vote on the Proposals described in this Proxy Statement.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Company will be held in a virtual meeting format only. The virtual meeting may be accessed following registration at https://us02web.zoom.us/meeting/register/jLXAhHtzSsOmY7fA92ySjg. There is no in-person meeting for you to attend. Registration to attend the Annual Meeting will begin at 9:45 a.m. (15 minutes before the Annual Meeting begins), which can be accomplished using your control number and other information. Once your registration is complete, you can access the Annual Meeting at the link you will receive following registration. After registration is complete and you have entered the Annual Meeting virtually, the Company will provide you an opportunity to ask questions that are confined to matters properly before the Annual Meeting and of general Company concern. All answers to proper questions received at the meeting will be posted to the Investor Relations page of our website upon conclusion of the meeting. The meeting will begin promptly at 10:00 a.m. (Pacific time). We encourage you to access the virtual meeting prior to the start time. Online access will open approximately at 9:45 a.m. (Pacific time), and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

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Information Contained In This Proxy Statement

The information in this Proxy Statement relates to the Proposals to be voted on at the Annual Meeting. Included with this Proxy Statement are copies of the Company’s Annual Reports on Form 10-K for the years ended December 31, 2024 and 2023, each as filed with the SEC on April 2, 2025, and May 15, 2023 (the “Annual Reports”). If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials (including the Company’s Annual Report, which does not constitute a part of, and shall not be deemed incorporated by reference into, this Proxy Statement or the enclosed form of proxy, except as set forth below under “Documents Incorporated By Reference”)) via the Internet at https://cetyinc.com/investors/ or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice contains a control number that you will need to vote your shares. Please keep the Notice for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

DEFINITIONS

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” “CETY,” “Clean Energy Technologies” and “Clean Energy Technologies, Inc.” refer specifically to Clean Energy Technologies, Inc. and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this Proxy Statement only:

●	“Code” means the Internal Revenue Code of 1986, as amended from time to time;
●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and
●	“Securities Act” refers to the Securities Act of 1933, as amended.

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors (the “Board of Directors”) is soliciting proxies for the combined 2024 and 2025 annual meeting of stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

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The Company will pay the costs of soliciting proxies from stockholders. Our directors, officers and regular employees may solicit proxies on behalf of the Company, without additional compensation, personally or by telephone.

QUESTIONS AND ANSWERS

General Questions and Answers

Q:	Who can vote at the meeting?

A:	The Board of Directors set April 2, 2025, as the record date for the meeting. You can attend and vote at the meeting if you were a holder of our common stock at the close of business on the record date. On the record date, there were 47,478,434 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding, voting in aggregate 47,478,434 total voting shares at the meeting.

Q:	What Proposals will be voted on at the meeting?

A:	Three Proposals are scheduled to be voted upon at the meeting:

●	The election of directors.

●	To ratify the appointment of TAAD LLP (“TAAD”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

●	To consider a non-binding advisory vote on compensation of our named executive officers.

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Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about April 14, 2025, we are sending the Notice to our stockholders of record and beneficial owners. All stockholders will have the ability, beginning on or about April 14, 2025, to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, provided, however, that only one annual report or proxy statement will be delivered to multiple security holders sharing an address.

Q:	Can I vote my shares by filling out and returning the Notice?

A:	No. The Notice identifies the items to be voted on at the meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote via the Internet, by telephone or by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice will provide you with instructions regarding how to:

●	View our proxy materials for the meeting on the Internet; and

●	Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	How do I cast my vote?

A:	Stockholders whose shares are registered in their own names may vote at the virtual meeting or by proxy. If you would like to vote at the virtual meeting, please follow the instructions that will be available on the online meeting platform during the meeting. Proxies may be submitted over the Internet, by telephone or by mail.

●	Call 1-800-690-6903 to vote by telephone;

●	Go to www.proxyvote.com to vote over the Internet; or

●	If you received a paper copy of your proxy materials, please MARK, SIGN, DATE AND RETURN your proxy card in the postage-paid envelope. If you are voting by telephone or the Internet, have the control number from your proxy card ready, and please do not mail your proxy card.

Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Time, on April 29, 2025. Submitting a proxy authorizes the persons appointed as proxies to vote your shares at the Annual Meeting in the manner that you have indicated. The persons named in the form of proxy (Kambiz Mahdi and Calvin Pang) have advised that they will vote all shares represented by proxy unless authority to so vote is withheld by the stockholder granting the proxy. If your proxy does not indicate your vote, the persons named in the proxy will vote your shares “FOR” each of the nominees to our Board of Directors, “FOR” the ratification of the appointment of TAAD as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and “FOR” approval of the compensation of our named executive officers. If any other matters properly come before the meeting, your shares will be voted in accordance with the discretion of the persons named in the proxy.

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If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet, via fax or over the telephone. If Internet, fax or telephone voting is unavailable from your broker, bank or other nominee, please request a paper copy of the proxy and complete and return the voting instruction card in the addressed, postage paid envelope provided.

In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors or the non-binding advisory vote to approve executive compensation (collectively, the “non-routine matters”). Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for these non-routine matters unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each Proposal for further information.

If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.

Q:	Can I revoke or change my proxy?

A:	Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet, fax or by telephone, or by delivering written notice of revocation of your proxy to our Secretary (the “Secretary”) at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the meeting if you obtain a legal proxy as described above.

Q:	How does the Board of Directors recommend I vote on the Proposals?

A:	The Board of Directors recommends you vote “FOR” each of the nominees to our Board of Directors; “FOR” the ratification of the appointment of TAAD as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and “FOR” approval of the compensation of our named executive officers.

Q:	Who will count the vote?

A:	The inspector of election will count the vote.

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Q:	What is a “quorum?”

A:	A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding voting shares as of the record date, present in person or represented by proxy. Your shares will be counted for purposes of determining if there is a quorum if you are present and vote in person at the meeting; or have voted on the Internet, by fax, by telephone or by properly submitting a proxy card or voting instruction card by mail. Abstentions and broker non-votes also count toward the quorum. An abstention will have the same practical effect as a vote against the ratification of the appointment of our independent registered public accounting firm, the approval of the compensation of our named executive officers (which is non-binding), and the Proposal to approve the adjournment of the meeting, if necessary. “Broker non-votes” occur when brokers, banks or other nominees that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares.

Q:	What vote is required to approve each item?

A:	The following table sets forth the voting requirement with respect to each of the Proposals:

Proposal 1 - Election of directors.	The five nominees for election as directors at the Annual Meeting who receive the greatest number of “FOR” votes cast by the stockholders, a plurality, will be elected as our directors.

Proposal 2 - Ratification of appointment of independent registered public accounting firm.

To be approved by stockholders, this Proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote.

Proposal 3 - Non-binding advisory vote to approve and ratify the compensation of our named executive officers.	To be approved by stockholders, this Proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote, provided that this Proposal is non-binding.

Q:	What does it mean if I get more than one Notice ?

A:	Your shares are probably registered in more than one account. Please provide voting instructions for all Notices, proxy and voting instruction cards you receive.

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Q:	How many votes can I cast?

A:	Holders of our common stock receive one vote for each share of common stock which they hold as of the Record Date.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in a current report on Form 8-K to be filed by us with the SEC within four business days of the meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

At the meeting, five directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. After identifying the members of our Board of Directors who are up for re-election in fiscal year 2025 and reviewing the criteria that the Nominating and Corporate Governance Committee uses when evaluating director nominees, the Board of Directors nominated the five directors for election at the meeting based on the recommendation of the Nominating and Corporate Governance Committee. All of the director nominees are already serving as members of the Board of Directors of the Company.

In considering individual director nominees and Board of Directors committee appointments, our Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and its committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Corporate Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Corporate Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Corporate Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for service on the Board of Directors and its committees.

While there are no specific minimum requirements that the Nominating and Corporate Governance Committee believes must be met by a prospective director nominee, the Nominating and Corporate Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for service on the Board of Directors and its committees. Furthermore, the Nominating and Corporate Governance Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

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Nominees

The following table and accompanying descriptions indicate the name of each director nominee, including their age, and principal occupation or employment.

Name	Position	Age
Kambiz Mahdi	President, CEO, Director	59
Calvin Pang	CFO, Director	40
Lauren Morrison	Independent Director	69
Xiaotian Xiao	Independent Director	40
Ted Hsu	Independent Director	65

Mr. Kambiz Mahdi, served as President and Chief Executive Officer of the Company from 1996 until December of 2005 and again from July 2009 until present. Mr. Mahdi also started Billet Electronics a global supply chain provider of products, services and solutions in the technology sector in 2007. Mr. Mahdi has a BS degree in Electrical Engineering from California State University of Northridge. Mr. Mahdi has not served on any other boards of public companies in the past five years.

Our Board of Directors selected Mr. Mahdi to serve as a director because he is our Chief Executive Officer and has served in various executive roles with our company for 15 years, with a focus on electrical design & manufacturing, sales and operations and his insight into the development, marketing, finance, and operations aspects of our company. He has expansive knowledge of engineering and manufacturing industry and relationships with chief executives and other senior management at technology companies. Our Board of Directors believes that Mr. Mahdi brings a unique and valuable perspective to our Board of Directors.

Mr. Calvin Pang has served as our Chief Financial Officer since March 9, 2020. Since 2015 Mr. Pang has been the Managing Director of Megawell Capital Limited. From 2007 to 2015, he was a banker at UBS AG managing portfolios of Hong Kong and China based investors. Mr. Pang graduated from the Olin School of Business at Washington University in St. Louis with a bachelor’s degree in business and finance. We believe that Mr. Pang is well qualified to serve as a member of our Board of Directors due to his extensive experience in U.S. and Asian corporate finance and may assist us in developing relationships with financial institutions.

Mr. Ted Hsu has almost three decades of experience as a commercial banker. He joined Preferred Bank in 1992 and currently serves as the bank’s Executive Vice President. Preferred Bank is one of the largest independent commercial banks in California. He has extensive experience in servicing clients in various sectors including real estate, construction, commercial and industrial. Recently, Mr. Hsu began to cover companies in the renewable energy sector as it is the growing trend. We believe Mr. Hsu is well qualified to serve as a member of our Board of Directors due to his experience in commercial lending.

Ms. Lauren Morrison is an international business development consultant whose career has had a major focus in the clean energy, smart building, and sustainability sectors. She has worked with companies of all sizes and areas of specialization, from concept to early-stage and maturity, on global growth strategies, branding, and product development. Lauren is interested in the integration and optimization of technologies that measurably increase energy efficiency, and the application of monitoring and data analysis that iteratively improves building processes, practices, and net functionality. As part of a leading-edge model smart city development in Asia, Lauren saw first-hand the critical imperative for global collaboration to address climate challenges as they rapidly eclipse geographic boundaries. She is passionate about expanding the conversation on this topic to include the widest possible audience of stakeholders. Our Board of Directors believes that Ms. Morrison brings a unique and valuable international perspective and clean energy experience to our Board of Directors

Mr. Xiaotian Xiao currently serves as an equity investment partner at Goldendeavor Capital covering investments in the new energy and robotic/automobile industry. Prior to that, he was the special assistant to the chairman at Hybrid Kinetic Motors (1188.HK) from May 2015 to August 2020, and the chief operation officer at Yegiaro Group, a subsidiary of Hybrid Kinetic Motors, from May 2015 to August 2020. Mr. Xiao received his Master of Business Administration degree from the Marshal School of Business, University of Southern California in 2015.

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Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Information Concerning the Board of Directors and its Committees

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We previously agreed to compensate our directors for service on the Board of Directors and committees thereof through the issuance of stock options and cash compensation, although we did not compensate our directors for their service as directors during the years ending December 31, 2024 and 2023. Additionally, we have agreed to reimburse directors for expenses incurred by them in connection with the attendance at meetings of the Board of Directors and any committee thereof (as described below). The Board of Directors appoints the executive officers of the Company, and the executive officers serve at the discretion of the Board of Directors.

The Board of Directors does not currently have a lead director or Chairman of the Board. However, because of its capable and experienced independent directors and its strong committee system (as described more fully below), we believe this leadership structure is appropriate for the Company and allows the Board of Directors to maintain effective oversight and management and, therefore, a lead director or Chairman of the Board is not necessary at this time.

Executive Sessions of the Board of Directors

The independent members of the Board of Directors of the Company meet in executive session (with no management directors or management present) from time to time, but at least once annually. The executive sessions include whatever topics the independent directors deem appropriate.

Risk Oversight

The Board of Directors exercises direct oversight of strategic risks to the Company. The Audit Committee reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our Board of Directors or relevant committee, which provides the relevant oversight on risk assessment and mitigation.

Policy Against Hedging

The Company does not currently have a policy against hedging.

Communicating with our Board of Directors

Stockholders may contact the Board of Directors about bona fide issues or questions about the Company by writing the Secretary at the following address: Attn: Secretary, Clean Energy Technologies, Inc., 1340 Reynolds Avenue, Unit 120, Irvine, California, 92614.

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Our Secretary, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular Board member or members, the communication will be forwarded to a Board member to bring to the attention of the Board of Directors.

Board and Committee Activity and Compensation

For the fiscal years ending December 31, 2024 and 2023, the Board of Directors held telephonic conferences and corresponded via email as necessary, but held no formal in-person meetings. All material decisions of the Board of Directors were evidenced via the unanimous written consent of the Board of Directors and the various committees described below. Though no formal meetings were held, all directors then appointed attended at least 75% of the Board of Directors’ telephonic conferences. The Company encourages, but does not require, all directors to be present at annual meetings of stockholders.

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Lauren Morrison, Xiaotian Xiao, and Ted Hsu are “independent” members of the Board of Directors as defined by Nasdaq’s listing rules. Committee membership, and the functions of those committees are described below.

Board of Directors Committee Membership

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kambiz Mahdi
Calvin Pang
Lauren Morrison	C	M	C
Xiaotian Xiao	M
Ted Hsu	M	C	M

C - Chairperson of Committee.
M - Member.

Audit Committee

The Board of Directors has selected the members of the Audit Committee based on the Board of Directors’ determination that the members are financially literate and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

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The Audit Committee’s function is to provide assistance to the Board of Directors in fulfilling the Board of Directors’ oversight functions relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s independent auditors, and perform such other activities consistent with its charter and our Bylaws (the “Bylaws”) as the Committee or the Board of Directors deems appropriate. The Audit Committee produces an annual report for inclusion in our proxy statement. The Audit Committee is directly responsible for the appointment, retention, compensation, oversight and evaluation of the work of the independent registered public accounting firm (including resolution of disagreements between our management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall review and pre-approve all audit services, and non-audit services that exceed a de minimis standard, to be provided to us by our independent registered public accounting firm. The Audit Committee carries out all functions required by the Nasdaq Stock Market LLC (the “Nasdaq”), the SEC and the federal securities laws.

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

The Board of Directors has determined that Lauren Morrison, Xiaotian Xiao and Ted Hsu are “independent,” and that Ted Hsu is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Hsu has acquired these attributes by means of his commercial banking and financial industry positions that have provided relevant experience, as described in his biographical information above.

Compensation Committee

The Compensation Committee is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and oversees and advises the Board of Directors on the adoption of policies that govern the Company’s compensation and benefit programs. In addition, the Compensation Committee has the authority, at its discretion and at our expense, to retain advisors to advise the Compensation Committee. The Compensation Committee may delegate its authority to subcommittees of independent directors, as it deems appropriate.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for (1) assisting the Board of Directors by identifying individuals qualified to become Board of Directors members; (2) recommending individuals to the Board of Directors for nomination as members of the Board of Directors and its committees; (3) leading the Board of Directors in its annual review of the Board of Directors’ performance; (4) monitoring the attendance, preparation and participation of individual directors and to conduct a performance evaluation of each director prior to the time he or she is considered for re-nomination to the Board of Directors; (5) reviewing and recommending to the Board of Directors responses to shareowner proposals; (6) monitoring and evaluating corporate governance issues and trends; (7) providing oversight of the corporate governance affairs of the Board of Directors and the Company, including consideration of the risk oversight responsibilities of the full Board and its committees; (8) assisting the Board of Directors in organizing itself to discharge its duties and responsibilities properly and effectively; and (9) assisting the Board of Directors in ensuring proper attention and effective response to stockholder concerns regarding corporate governance. We have not paid any third party a fee to assist in the process of identifying and evaluating candidates for director.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee also regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or other circumstances. In addition, the Nominating and Corporate Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year.

The Nominating and Corporate Governance Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board of Directors. The Committee selects nominees that best suit the Board of Directors’ current needs and recommends one or more of such individuals for election to the Board of Directors.

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described below. The Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.

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In addition, the Company’s Bylaws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting pursuant to the requirements of the Company’s Bylaws and applicable Nasdaq and SEC rules and regulations.

Director Nominations Process. As described above, the Nominating and Corporate Governance Committee will consider qualified director candidates recommended in good faith by stockholders, provided those nominees meet the requirements of Nasdaq and applicable federal securities law. The Nominating and Corporate Governance Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Any stockholder wishing to recommend a nominee should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate. These recommendations should be submitted in writing to the Company, Attn: Secretary, Clean Energy Technologies, Inc., 1340 Reynolds Avenue, Unit 120, Irvine, California, 92614. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership. The Committee may request further information about stockholder recommended nominees in order to comply with any applicable laws, rules, the Company’s Bylaws or regulations or to the extent such information is required to be provided by such stockholder pursuant to any applicable laws, rules or regulations.

Compensation of Directors.

The following table sets forth compensation information with respect to our non-executive directors during our fiscal years ended December 31, 2024 and 2023.

Name	Fiscal Year	Fees Earned or Paid in Cash ($)*	Option Awards ($)	All Other Compensation	Total
Lauren Morrison (1)	2024	$-	$-	$-	$-
	2023	$-	$-	$-	$-

Xiaotian Xiao (1)	2024	$-	$-	$-	$-
	2023	$-	$-	$-	$-

Ted Hsu (1)	2024	$-	$-	$-	$-
	2023	$-	$-	$-	$-

*The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any cash compensation, stock awards, non-equity incentive plan compensation, or nonqualified deferred compensation earnings during the periods presented. The table above does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

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Vote Required

The five nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. As a result, broker non-votes and abstentions will not be counted in determining which nominees received the largest number of votes cast. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees.

Board Recommendation

Our Board of Directors recommends a vote “FOR” all five nominees to the Board of Directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected TAAD to audit our consolidated financial statements for the fiscal year ending December 31, 2025. TAAD has been our independent registered public accounting since June 21, 2023. We are asking the stockholders to ratify the appointment of TAAD as our independent registered public accounting firm for the fiscal year ending December 31, 2025. TAAD was appointed by the Audit Committee in accordance with its charter.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

The Company does not anticipate a representative from TAAD to be present at the annual stockholders meeting. In the event that a representative of TAAD is present at the Annual Meeting, the representative will have the opportunity to make a statement if he/she desires to do so, and the Company will allow such representative to be available to respond to appropriate questions.

The Audit Committee has approved all services provided by TAAD. Representatives of TAAD do not plan to attend the Annual Meeting.

Audit Fees

The aggregate fees billed by our independent auditor, TAAD for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2024 and 2023, and for the review of financial statements included in our Quarterly Reports on Form 10-Q and other filings with the Commission, were:

	2024	2023
TAAD	$307,611	$231,815

We do not use the auditors for financial information system design and implementation. Such services, which include designing or implementing a system that aggregates source data underlying the financial statements or that generates information that is significant to our financial statements, are provided internally or by other service providers. We do not engage the auditors to provide compliance outsourcing services.

The Audit Committee has considered the nature and amount of fees billed by TAAD and believes that the provision of services for activities unrelated to the audit is compatible with maintaining TAAD’s independence.

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Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate the authority to pre-approve the retention of the independent registered public accounting firm for permitted non-audit services to one or more members of the committee, provided that such persons are required to present the pre-approval of any permitted non-audit service to the committee at the next meeting following any such pre-approval. None of the fees paid to the independent registered public accounting firm under the category Audit Fees described above were approved by the committee after services were rendered pursuant to the de minimis exception established by the SEC.

Audit Committee Report

The Audit Committee represents and assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

In connection with the fiscal years 2024 and 2023 audited financial statements of the Company, the Audit Committee of the Board of Directors of the Company (1) reviewed and discussed the audited financial statements with the Company’s management; (2) discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200 and Exchange Act Regulation S-X, Rule 2-07; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements for fiscal years 2024 and 2023 be included in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2024 and 2023 for filing with the SEC.

The undersigned member of the Audit Committee has submitted this Report to the Board of Directors.

AUDIT COMMITTEE

Lauren Morrison

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The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Vote Required

The approval of the ratification of the appointment of TAAD as our independent registered public accounting firm for the fiscal year ending December 31, 2025, requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this Proposal. Broker non-votes will have no effect on the outcome of this Proposal. However, because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on this Proposal. For the approval of the ratification of the appointment of TAAD, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

Our Board of Directors recommends that you vote “FOR” the ratification of appointment of TAAD as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement a separate proposal, which gives our stockholders the opportunity to approve or not approve the compensation of our Named Executive Officers (as disclosed in this proxy statement) by voting for or against the resolution below (commonly referred to as “Say-on-Pay”). While our Board of Directors and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

In considering their vote, stockholders are encouraged to review with care the information regarding our executive compensation program as discussed under “Named Executive Officer Compensation” (beginning on page 21), and the accompanying compensation tables and narratives.

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Our Compensation Committee oversees all aspects of our executive compensation program, annually reviews each component of our executive compensation program and seeks to ensure that the compensation program for our executive officers is aligned with the interests of our stockholders and the compensation practices of our peer companies (with whom we compete for executive management personnel). Our executive compensation program is also designed to attract, motivate and retain a highly qualified executive management team and to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value. The Compensation Committee is guided by the following key principles in determining the compensation of our executive officers:

●	Competition Among Peers. The Compensation Committee believes that our compensation program should reflect the competitive recruiting and retention conditions in the Company’s industry, so that we can attract, motivate and retain top industry talent.
●	Accountability for Our Performance. The Compensation Committee also believes that our compensation program should be tied in part to our financial and operational performance, so that our executive officers are held accountable through their compensation for the performance of the Company based on our achievement of certain pre-determined financial and operational goals.
●	Accountability for Individual Performance. In addition, the Compensation Committee believes that our compensation program should be tied in part to the executive officer’s achievement of pre-determined individual performance goals, to encourage and promote individual contributions to the Company’s overall performance.

We believe that our executive compensation program (1) has played a significant role in our ability to attract, motivate and retain a highly qualified executive team to manage the Company, and (2) is structured in the best manner possible to support the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Company is providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation programs of our named executive officers. Accordingly, you may vote on the following resolution at the meeting:

“RESOLVED, that the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the Company’s combined 2024 and 2025 Annual Meeting of Stockholders, pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion, be, and hereby is, APPROVED.”

The Company’s policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers every year at the annual meeting of stockholders.

Ratification of this appointment shall be effective upon the affirmative vote of a majority of the votes cast on such proposal provided that a quorum exists at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against ratification of this proposal. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of this Proposal.

As noted above, the vote solicited by this Proposal is advisory in nature, and its outcome will not be binding on the Board of Directors or the Compensation Committee, nor will the outcome of the vote require the Board of Directors or the Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision of the Board of Directors or the Compensation Committee or creating or implying any additional fiduciary duty of the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

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Compensation Committee Interlocks and Insider Participation

During 2024 and 2023, Lauren Morrison and Ted Hsu served on our Compensation Committee. No member of our Compensation Committee is or was an officer or employee of the Company. During 2024 and 2023, no executive officer of the Company served as (i) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our Compensation Committee, (ii) a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as our director.

No Prior Advisory Vote on Executive Compensation

We intend to provide our stockholders with the opportunity to cast an advisory vote on executive compensation (the “Say-On-Pay Proposal”) every year in the future, but we have not yet held an annual meeting of our stockholders, and no Say-On-Pay-Proposal has previously been voted upon.

Vote Required

The approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. For the approval of the advisory vote on the compensation of our named executive officers, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the accompanying compensation tables and the related narrative disclosure contained in this proxy statement.

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OTHER INFORMATION

Principal Stockholders

The following table sets forth information as of April 2, 2025, regarding the beneficial ownership of our common stock by:

●	each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,
●	each director,
●	each executive officer named in the Named Executive Officer Compensation table, beginning on page 21, and
●	all directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options, warrants or other securities exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the beneficial owner.

Percentage ownership of our common stock in the table is based on 47,478,434 shares of common stock (and no shares of preferred stock) issued and outstanding as of April 2, 2025. This table is based on information supplied by officers, directors and selling stockholders and by Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Clean Energy Technologies, Inc., 1340 Reynolds Avenue, Unit 120, Irvine, California, 92614

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their common stock. Pursuant to Rule 13d-4 under the Exchange Act, the statements concerning voting and dispositive power concerning the common stock included in the footnotes to this table shall not be construed as admissions that such persons are the beneficial owners of such common stock.

Name of Beneficial Owners (1)	Number of Shares of Common Stock Beneficially Owned	Percentage

5% Holders
Calvin Pang (1)	24,044,101	50.64

Officers and Directors
Calvin Pang(1)	24,044,101	50.64%
Kambiz Mahdi (2)	2,317,541	4.88%
All directors and officers as a group	26,361,642	55.52%

(1)	Consists of 24,044,101 shares of common stock held by MGW Investment I Limited (“MGWI”). Our CFO and director, Calvin Pang, has voting and investment power with respect to common stock held by MGWI.

(2)	Consists of 2,317,541 shares of common stock held by the Kambiz and Bahareh Mahdi Living Trust, and deemed to be beneficially owned by our CEO and director, Kambiz Mahdi, and his spouse, Bahareh Mahdi, as trustees of the trust.

Executive Officers

All of our executive officers are listed in the following table:

Name	Position	Age
Kambiz Mahdi	President, CEO, Director	59
Calvin Pang	CFO, Director	40

Kambiz Mahdi, Chief Executive Officer

Mr. Mahdi’s biographical information is presented above in Proposal 1, beginning on page 7.

Calvin Pang, Chief Financial Officer

Mr. Pang’s biographical information is presented above in Proposal 1, beginning on page 7.

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Named Executive Officer Compensation

The following table sets forth information concerning the compensation of our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and two of our most highly compensated non-executive officer who was serving as a non-executive officer of the Company for the years ended December 31, 2024 and 2023 (the Company did not have any executive officers other than its CEO and CFO as of December 31, 2024 and 2023) (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)	($)	($)(5)	($)
Kambiz Mahdi (6)	2023	$275,000	$137,500	$	$-	$-	$-	$18,000	$430,500
Chief Executive Officer	2024	$275,000	$137,500	$-	$-	$-	$-	$18,000	$430,500
Calvin Pang (7) Chief Financial Officer	2023	$150,000	$75,000	$-	$-	$-	$-	$-	$225,000
	2024	$150,000	$75,000	$-	$-	$-	$-	$-	$225,000
Lance Woolley(8)	2023	135,192						4,800	139,990
Dir. Of operations	2024	190,284						4,200	194,484
Jamie Burrows(9)	2023	180,244						1,320	181,564
Dir. Of manufacturing	2024	180,244						1,320	181,564

(1)	The dollar value of salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The value of the shares of common stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.
(4)	The value of all stock options computed in accordance with ASC 718 on the date of grant.
(5)	All other compensation received that could not be properly reported in any other column of the table; consists of (i) $750.00 per month for health insurance and $750.00 per month for a car allowance for Mr. Mahdi, (ii) $____ per month for health insurance and $____ per month for a car allowance for Mr. Pang, (iii) $____ per month for health insurance and $350 per month for a car allowance for Mr. Wooley, and (iv) $____ per month for health insurance and $110 per month for a phone allowance for Mr. Burrows.
(6)	On or about October 18, 2018, we entered into an at-will employment agreement with Mr. Mahdi, providing Mr. Mahdi an annual salary of $275,000, and a 50% cash bonus upon approval by the board of directors. The agreement may be terminated at any time.
(7)	On or about March 24, 2023, we entered into an at-will employment agreement with Mr. Pang, providing Mr. Pang an annual salary of $150,000, and a 50% cash bonus upon approval by the board of directors. The agreement may be terminated at any time.
(8)	On or about April a, 2023, we entered into an at-will employment with Mr. Woolley as the director of operations, providing Mr. Woolley an annual salary of $190,284.
(9)	On or about January 1, 2023, we entered into an at-will employment with Mr. Burrows as the director of manufacturing, providing Mr. Burrows an annual salary of $180,244.

Employment Agreements

We have not entered into employment or similar agreements with any of our executive officers or directors except as follows:

On October 18, 2018, we entered into an at-will employment agreement with Mr. Mahdi, with an annual salary of $275,000, a payment of 50% cash bonus upon approval by the board of directors, and $750.00 per month for health insurance, and $750.00 for a car allowance. This agreement may be terminated at any time. In addition, as part of the agreement Mr. Mahdi was issued 500,000 shares of our common stock, as additional compensation.

On March 24, 2023, we entered into an at-will employment agreement with Mr. Pang, with an annual salary of $150,000. This agreement may be terminated at any time.

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Pay versus Performance

New SEC rules adopted in 2022 require us to disclose the following information regarding named executive officer compensation in relation to certain financial performance information about the Company. The Compensation Committee did not consider the pay versus performance disclosures below when making any of its named executive compensation decisions for any of the years shown.

Pay Versus Performance Table

	CEO (1)		Other NEOs (1)
Year	NEO Compensation Table Total for CEO (2)	Compensation Actually Paid to CEO (3)	Average NEO Compensation Table Total for Non-CEO NEOs(2)	Average Compensation Actually Paid to Non-CEO NEOs (3)	Value of Initial Fixed $100 Investment Based on TSR (4)	Net Income (Loss) (5)
2024	$430,500	$430,500	$225,000	$225,000	$40.91	$(4,416,319)
2023	$430,500	$430,500	$225,000	$225,000	$37.5	$(5,659,723)

(1)	Our principal executive officer for each of the years indicated was our CEO, Kambiz Mahdi. Our named executive officer other than our CEO (“Other NEOs”) was Calvin Pang (CFO).

(2)	Reflects, for our CEO, the total compensation reported in the Named Executive Officer Compensation Table and for the Other NEOs, the average total compensation reported in the Named Executive Officer Compensation Table in each of the fiscal years indicated.

(3)	The Named Executive Officer Compensation Table totals did not require equity award adjustments to arrive at the “Compensation Actually Paid to the CEO” and “Average Compensation Actually Paid to Non-CEO NEOs” in each year. During the measurement period, none of the NEOs were granted equity awards or otherwise had equity awards outstanding. Named Executive Officer Compensation Table totals for each year consist solely of salary and/or consulting fees paid to the NEOs each year.

(4)	For each fiscal year, represents the cumulative total stockholder return on an initial fixed $100 investment in our common stock from December 31, 2023, through December 31, 2024, for the 2024 fiscal year, and March 23, 2023 (the approximate date on which the Company’s common stock commenced trading on the Nasdaq Capital Market), through December 31, 2023, for the 2023 fiscal year.

(5)	Represents the amount of net income attributable to the Company reflected in our consolidated financial statements for each covered fiscal year.

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company views the link between the Company’s performance and its executives’ pay.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Ted Hsu

Outstanding Equity Awards at Fiscal Year End

None of our Named Executive Officers had any stock options or stock awards outstanding as of December 31, 2024 or 2023.

Equity Incentive Plans

Long-Term Incentive Plans. The Company does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans, nor does it provide non-qualified deferred compensation to its officers or employees, and therefore, the Summary Compensation Table above does not include columns for nonequity incentive plan compensation and nonqualified deferred compensation earnings since there were none.

Employee Pension, Profit Sharing or other Retirement Plans. The Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

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Description of Capital Stock

Our authorized capital stock currently consists of 2,020,000,000 shares, consisting of 2,000,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

The following description summarizes important terms of the classes of our capital stock following the filing of our articles of incorporation. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part.

As of April 2, 2025, there were 47,478,434 shares of common stock outstanding.

Common Stock

Voting Rights. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our articles of incorporation and bylaws, any corporate action to be taken by vote of shareholders other than for election of directors shall be authorized by the affirmative vote of the majority of votes cast. Directors are elected by a plurality of votes. Shareholders do not have cumulative voting rights.

Dividend Rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Preferred Stock

Our Articles of Incorporation authorize us to issue 20,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of and number of shares to be included in each such series. Our Board of Directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our Board of Directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

We previously authorized 440 shares of Series A Convertible Preferred Stock, 20,000 shares of Series B Convertible Preferred Stock, and 15,000 shares Series C Convertible Preferred Stock. As of August 20, 2006, all series A, B, and C preferred had been converted into common stock.

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Effective August 7, 2013, our Board of Directors designated a series of our preferred stock as “Series D Preferred Stock,” authorizing 15,000 shares. Our Series D Preferred Stock offering terms authorized us to raise up to $1,000,000 with an over-allotment of $500,000 in multiple closings over the course of six months. We received an aggregate of $750,000 in financing in subscription for Series D Preferred Stock, or 7,500 shares.

The following are primary terms of the Series D Preferred Stock. The Series D Preferred Stock holders were initially entitled to be paid a special monthly divided at the rate of 17.5% per annum. Initially, the Series D Preferred Stock was also entitled to be paid special dividends in the event cash dividends were not paid when scheduled. If the Company does not pay the dividend within five (5) business days from the end of the calendar month for which the payment of such dividend to owed, the Company will pay the investor a special dividend of an additional 3.5%. Any unpaid or accrued special dividends will be paid upon a liquidation or redemption. For any other dividends or distributions, the Series D Preferred Stock participates with common stock on an as-converted basis. The Series D Preferred holders may elect to convert the Series D Preferred Stock, in their sole discretion, at any time after a one-year (1) year holding period, by sending the Company a notice to convert. The conversion rate is equal to the greater of $0.08 or a 20% discount to the average of the three (3) lowest closing market prices of the common stock during the ten (10) trading day period prior to conversion. The Series D Preferred Stock is redeemable from funds legally available for distribution at the option of the individual holders of the Series D Preferred Stock commencing any time after the one (1) year period from the offering closing at a price equal to the initial purchase price plus all accrued but unpaid dividends, provided, that if the Company gave notice to the investors that it was not in a financial position to redeem the Series D Preferred, the Company and the Series D Preferred holders are obligated to negotiate in good faith for an extension of the redemption period. The Company timely notified the investors that it was not in a financial position to redeem the Series D Preferred and the Company and the investors have engaged in ongoing negotiations to determine an appropriate extension period. The Company may elect to redeem the Series D Preferred Stock any time at a price equal to initial purchase price plus all accrued but unpaid dividends, subject to the investors’ right to convert, by providing written notice about its intent to redeem. Each investor has the right to convert the Series D Preferred Stock at least ten (10) days prior to such redemption by the Company. As of the date of this filing, there are no shares of Series D Preferred Stock outstanding.

On October 31, 2023, the Company filed with the Nevada Secretary of State a certificate of designation designating 3,500,000 shares of the undesignated and authorized preferred stock of the Company, par value $0.001 per share, as the 15% Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and setting forth the rights, preferences and limitations of such Series E Preferred Stock.

The Series E Preferred Stock has a stated value of $1.00 (the “Stated Value”) per share. Each holder of the Series E Preferred Stock is entitled to receive dividends payable on the Stated Value of the Series E Preferred Stock at a rate of 15% per annum. The Series E Preferred Stock is convertible at the option of the holder thereof into such number of common stocks of the Company, as is determined by dividing the Stated Value per share plus accrued and unpaid dividends thereon by the conversion price of 80% of the lowest VWAP over the last 5 trading days, subject to a 4.99% beneficial ownership limitation. Each holder of Series E Preferred Stock also enjoys certain voting rights and preferences upon liquidation.

On November 8, 2023, the Company entered into an exchange agreement with Mast Hill, pursuant to which the Company agreed to issue to the Holder 2,199,387 shares of the newly designated Series E Preferred Stock, in exchange for the outstanding balance and accrued interest of $1,955,122, as of November 8, 2023, under the six promissory notes the Company issued to the Holder from November 2022 to July 2023. Based on the analysis performed by an independent agency, the fair value of the stock, as at the valuation date was $3,210,206. Based on the settlement of $1,955,122, the Company has recorded a loss of $1,255,084. Additionally, $47,904 of dividends has been accrued but not paid as of December 31, 2023.

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Certain Relationships and Related Transactions

Transactions with Related Persons

The following includes a summary of transactions during the fiscal years ending December 31, 2024 and 2023, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation and compensation arrangements described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On May 13, 2021, the Company formed CETY Capital LLC, a wholly owned subsidiary of CETY. In addition, the Company established Vermont Renewable Gas LLC (“VRG”), a Vermont limited liability company, with our partner, Synergy Bioproducts Corporation (“SBC”) The purpose of the joint venture is the development of a pyrolysis plant established to convert wood feedstock into electricity and BioChar by using high temperature ablative fast pyrolysis reactor for which the Company holds the license for. VRG is in Lyndon, Vermont. Based upon the terms of the members’ agreement, CETY Capital LLC owns a 49% interest and SBC owns a 51% interest in VRG.

On June 2, 2023, CETY Renewables executed a turnkey agreement with VRG for the design, construction, and delivery of an organics-to-energy plant. As a result of this agreement, CETY invoiced VRG $801,086 in 2023 and $110,517 in 2024, which have been recorded as related party revenue in the respective periods.

CETY Renewables has $1,556,531 in accounts receivable from VRG.

On June 21, 2024, VRG entered into a loan agreement with FPM Development LLC, a Nevada limited liability company, and Evergreen Credit Facility I LLP, a Nevada limited liability partnership (collectively, the “Lenders”), pursuant to which the Lenders agreed to loan to VRG the principal amount of $12 million, to be disbursed in tranches based on agreed-upon milestones, for the construction of a waste-to-biogas generation facility. The term of the loan is two (2) years from the date of the first disbursement and shall mature at the end of the said two (2) years. The loan shall bear interest on the amount outstanding at a rate equal to the 12-month Secured Overnight Financing Rate (SOFR) as published by the Federal Reserve Bank of New York plus 4.75% per annum. Under the loan agreement, the $12 million loan shall be secured by (i) two contracts of VRG and (ii) a corporate guarantee provided by the Company (the “Corporate Guarantee”) pursuant to which the Company agreed to absolutely and unconditionally guarantee, on a continuing basis, to the Lenders the prompt payment to the Lenders when due at maturity all of VRG’s liabilities and obligations under the loan agreement. Under the loan agreement, the Lenders may also convert up to 30% of the amount of loan disbursed into shares of common stock of the Company, at the exercise price of 15% discounted value of the then-current share price of the common stock of the Company. AMEC Business Advisory Pte. Ltd., a company incorporated in Singapore, may assume or acquire up to 50% of the total loan amount under the loan agreement and seeks the option to convert an extra 10% of the amount of loan disbursed, in addition to a pro-rata portion of the 30% conversion right. The Lender is currently in default and has been served notice of default. The Lender has failed to disburse the first and second funding tranche as outlined in the Milestone Schedule of the agreement. While the Lender has communicated that they are working to cure this default, the Company retains the right to amend the agreement once the cure is completed.

25

Sichuan Hongzuo Shuya Energy Limited (“Shuya”) is a limited liability company established under the PRC law in which we own a 49% equity interest. In July 2022, Jiangsu Huanya Jieneng New Energy Co., Ltd. (“JHJ”), one of our PRC subsidiaries, together with three other shareholders, agreed to form Shuya and make total capital contribution of RMB 20 million ($2.81 million), with the latest contribution due date in February 2066. JHJ owned 20% equity interest in Shuya. In August 2022, JHJ purchased 100% ownership of Sichuan Shunengwei Energy Technology Limited (“SSET”) for $0, which owns a 29% equity interest in Shuya. SSET is a holding company and did not have any operations nor made any capital contribution into Shuya as of the ownership purchase date by JHJ. Following the purchase of SSET, JHJ ultimately owns a 49% equity interest in Shuya. On January 1, 2023, and effective on the same date, JHJ, SSET and Chengdu Xiangyueheng Enterprise Management Co., Ltd (“Xiangyueheng”), which owns a 10% equity interest in Shuya, entered into a three-party Concerted Action Agreement (the “CAA”), wherein the parties agreed to vote in unison at the shareholders’ meeting of Shuya to consolidate the controlling position of the three parties in Shuya. The three parties agreed that during the term of the CAA, before any of the three parties intends to propose motions to the shareholders’ meetings or the board of directors, or exercise their voting rights on any matter that shall be presented to and resolved through the shareholders’ meeting in accordance with the laws, regulations, Articles of Association of Shuya or any relevant shareholders’ agreements, the three parties will discuss, negotiate, and coordinate the motion topics for consistency; in the event of disagreement, the opinions of JHJ shall prevail. As a result of the CAA, JHJ held 59% of the voting rights in Shuya. The Company determined that Shuya was a variable interest entity (VIE) of JHJ because (i) the equity investors at risk, as a group, lacked the characteristics of a controlling financial interest, and (ii) Shuya was structured with disproportionate voting rights, and substantially all the activities were conducted on behalf of an investor with disproportionately few voting rights. Under ASC 810, a reporting entity has a controlling financial interest in a VIE, and must consolidate that VIE, if the reporting entity has both of the following characteristics: (a) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance, and (b) the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. The Company concluded JHJ was deemed the primary beneficiary of the VIE. Accordingly, the Company consolidated Shuya into its consolidated financial statements effective on January 1, 2023.

On January 1, 2024, and effective on the same date, JHJ, SSET and Xiangyueheng entered into the Agreement on the Termination of the Concerted Action Agreement (the “Termination Agreement”), pursuant to which the parties released each other from any and all obligations under the CAA. Due to the Termination Agreement, the Company now holds less than 50% of the voting rights in Shuya. The Company analyzed whether Shuya should be consolidated under ASC 810 and determined Shuya is no longer required to be consolidated on January 1, 2024, after the execution of the Termination Agreement. Accordingly, the Company will not consolidate Shuya into its consolidated financial statements on or after January 1, 2024. Before the termination of the CAA, we consolidated Shuya as its primary beneficiary with a controlling financial interest through contractual arrangements, i.e., the CAA. After the termination of the CAA on January 1, 2024, we no longer consolidate Shuya into our consolidated financial statements.

Director Independence

During the years ended December 31, 2024 and 2023, the Board of Directors determined that Lauren Morrison, Xiaotian Xiao, and Ted Hsu were independent under the definition of independence and in compliance with the listing standards of the Nasdaq listing requirements. Based upon these standards, the Board of Directors has determined that Lauren Morrison, Xiaotian Xiao, and Ted Hsu are “independent” members of the Board of Directors as defined in Section 803(A) of the Nasdaq Company Guide, and Kambiz Mahdi and Calvin Pang are not “independent” due to their status as officers of the Company and the transactions described above.

26

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely upon our review of the Section 16(a) filings that have been furnished to us and representations by our directors and executive officers (where applicable), we believe that all filings required to be made under Section 16(a) during fiscal 2024, were timely made except that Xiaotian Xiao has not yet filed a Form 3.

Pursuant to SEC rules, we are not required to disclose in this filing any failure to timely file a Section 16(a) report that has been disclosed by us in a prior annual report or proxy statement.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure as well as by SEC filings, as permitted or required by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

Any stockholder who so requests may obtain a free copy of our Code of Ethics by submitting a written request to our Secretary.

Dissenters’ Rights

Under Nevada law there are no dissenters’ rights available to our stockholders in connection with any of the Proposals.

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Other Matters

The Company’s Annual Reports on Form 10-K covering the fiscal years ended December 31, 2024 and 2023, without exhibits, are being provided to all stockholders along with this Proxy Statement. Our Annual Reports to Stockholders on Form 10-K covering the fiscal years ended December 31, 2024 and 2023, our Quarterly Reports on Form 10-Q, and other information are available on our website at www.cetyinc.com, and may also be obtained by calling (949) 273-4990 or writing to the address below:

Clean Energy Technologies, Inc.

1340 Reynolds Avenue, Unit 120,

Irvine, CA 92614

Attn: Secretary

The persons designated to vote shares covered by our Board of Directors’ proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this Proxy Statement will be presented for action at the meeting.

Shareholder Proposals

Proposals of holders of our voting securities intended to be presented at our 2026 fiscal year Annual Meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Secretary, at our principal executive offices at 1340 Reynolds Avenue, Unit 120, Irvine, California, 92614, not later than the close of business on April 14, 2026, together with written notice of the stockholder’s intention to present a proposal for action at the 2026 Annual Meeting of stockholders, unless our annual meeting date occurs more than 30 days before or 30 days after October 3, 2026. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2026 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting. The notice must be personally delivered to the Company or sent by first class certified mail, return receipt requested, postage prepaid, and must include the name and address of the stockholder, the number of voting securities held by the stockholder of record, a statement that the stockholder holds such shares beneficially and the text of the proposal to be presented for vote at the meeting, a statement in support of the proposal, and must otherwise comply with Rule 14a-8 of Regulation 14A and the requirements of our Bylaws.

The proposal should state as clearly as possible the proposal and should be accompanied by a supporting statement. The proposal, including the accompanying supporting statement, may not exceed 500 words. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable rules and requirements. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

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Nominations for Directors for the 2026 Annual Meeting of Stockholders

The Nominating and Corporate Governance Committee will consider qualified director candidates recommended in good faith by stockholders, provided those nominees meet the requirements of Nasdaq and applicable federal securities law. The Nominating and Corporate Governance Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Any stockholder wishing to recommend a nominee should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate. These recommendations should be submitted in writing to the Company, Attn: Secretary, Clean Energy Technologies, Inc., 1340 Reynolds Avenue, Unit 120, Irvine, California, 92614, not later than the close of business on April 14, 2025, together with written notice of the stockholder’s intention to present a proposal for action at the 2026 Annual Meeting of stockholders, unless our annual meeting date occurs more than 30 days before or 30 days after October 3, 2026. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2026 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting. The notice must be personally delivered to the Company or sent by first class certified mail, return receipt requested, postage prepaid, and must include the name and address of the stockholder, the number of voting securities held by the stockholder of record, a statement that the stockholder holds such shares beneficially and the text of the proposal to be presented for vote at the meeting, a statement in support of the proposal, and must otherwise comply with Rule 14a-8 of Regulation 14A and the requirements of our Bylaws. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership. The Committee may request further information about stockholder recommended nominees in order to comply with any applicable laws, rules or regulations or to the extent such information is required to be provided by such stockholder pursuant to any applicable laws, rules or regulations.

Sincerely,

/s/ Kambiz Mahdi
Kambiz Mahdi
Chief Executive Officer

Irvine, California
April 14, 2025

29

SCAN TO
VIEW MATERIALS & VOTE

CLEAN ENERGY TECHNOLOGIES, INC.
1340 REYNOLDS AVE., UNIT 120
IRVINE, CALIFORNIA 92614

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 29, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 29, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71902-P32336 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CLEAN ENERGY TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Kambiz Mahdi	☐	☐
1b. Calvin Pang	☐	☐
1c. Lauren Morrison	☐	☐
1d. Xiaotian Xiao	☐	☐
1e. Ted Hsu	☐	☐

	For	**Against**	**Abstain**
2. Ratification of the appointment of TAAD LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
3. To approve, by non-binding vote, the compensation of the Company's named executives.	☐	☐	☐

This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted "For" all In Proposal 1 and "For" each of Proposals 2 and 3, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V71903-P32336

CLEAN ENERGY TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CLEAN ENERGY TECHNOLOGIES, INC., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated on or around April 4, 2025, and hereby appoints Kambiz Mahdi and Calvin Pang proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2025 Annual Meeting of Stockholders of the Company, to be held on April 30, 2025, at 10:00 a.m. (Pacific time), virtually following registration at https://us02web.zoom.us/meeting/register/jLXAhHtzSsOmY7fA92ySjg, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting. You hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)